Exhibit 4.8
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

The following summary descriptions do not purport to be complete and are qualified in their entirety by reference to (i) in the case of our common shares, the complete text of applicable laws and the pertinent sections of the amended and restated bye-laws of Arch Capital Group Ltd. (“Arch Capital”) and the memorandum of association, as amended, of Arch Capital, which we have previously filed with the Securities and Exchange Commission, or SEC, (ii) in the case of our preference shares, the pertinent sections of the amended and restated bye-laws of Arch Capital, and the applicable certificate of designations for such preference shares, which we have previously filed with the SEC, and (iii) in the case of our depositary shares, the pertinent sections of the amended and restated bye-laws of Arch Capital and the applicable certificate of designations, the terms and provisions of the applicable deposit agreement and the applicable form of depositary receipt, which we have previously filed with the SEC. As used herein, “we,” “us,” “our,” the “Company,” “Arch Capital” and “ACGL” mean Arch Capital Group Ltd. and do not include its subsidiaries.
The authorized share capital of Arch Capital consists of 1.8 billion common shares, U.S. $0.0011 par value per share, and 50 million preferred shares, U.S. $0.01 par value per share. As of December 31, 2021, the end of our most recent fiscal year, we had the following classes of securities registered under Section 12 of the Exchange Act:
•common shares, $0.0011 par value per share;
•depositary shares (the “Series F Depositary Shares”), each of which represents a 1/1,000th interest in a share of its 5.45% Non-Cumulative Preferred Shares, Series F, have a $0.01 par value and $25,000 liquidation preference per share (equivalent to $25 liquidation preference per Series F Depositary Share) (the “Series F Preferred Shares”); and
•depositary shares (the “Series G Depositary Shares”), each of which represents a 1/1,000th interest in a share of its 4.550% Non-Cumulative Preferred Shares, Series G, have a $0.01 par value and $25,000 liquidation preference per share (equivalent to $25 liquidation preference per Series G Depositary Share) (the “Series G Preferred Shares”).
DESCRIPTION OF COMMON SHARES
General
Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares are entitled to share equally and ratably in the assets of Arch Capital, if any, remaining after the payment of all debts and liabilities of Arch Capital and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The Board of directors of Arch Capital, which we refer to as “the Board,” is permitted to authorize the issuance of additional common shares. Issuances of common shares are subject to the applicable rules of the Nasdaq Global Select Market or other organizations on whose systems Arch Capital’s common shares may then be quoted or listed.
Transfer Agent
American Stock Transfer & Trust Company is the transfer agent and registrar of Arch Capital’s common shares.
Dividends
Holders of Arch Capital’s common shares are entitled to participate equally in dividends when the Board declares dividends on common shares out of funds legally available for dividends. The rights of holders of Arch Capital’s common shares to receive dividends are subject to the preferences of holders of Arch Capital’s preference shares, including Arch Capital’s issued and outstanding preference shares, which require that no dividends may be paid on or with respect to Arch Capital’s common shares prior to the declaration and payment of a dividend with respect to such preference shares.

Liquidation Rights
In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of Arch Capital, if any, and the liquidation preference of any outstanding preference shares, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.
Voting at meetings
Unless a different number is otherwise expressly required by statute or the bye-laws, every act or decision (including any act or resolution regarding any amalgamation, scheme of arrangement, merger, consolidation or sale or transfer of assets that has been approved by the affirmative vote of at least two-thirds of the directors in office) done or made by a majority of the voting power held by the shareholders present in person or by proxy at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the shareholders; provided, that in any uncontested election of directors, the majority of the voting power represented by the votes cast at a meeting duly held, at which a quorum is present, shall be regarded as the act or resolution of the shareholders; provided, further, where the number of nominees exceeds the number of directors to be elected, nominees shall be elected by a plurality of the votes cast “for” such directors.
Voting Limitation
Under Arch Capital’s bye-laws, if the votes conferred directly or indirectly or by attribution, by Arch Capital’s shares directly, indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares on such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by such shares to such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors; provided that, with respect to certain institutional funds, votes shall be reduced in shares held directly by such funds only if and to the extent that reductions in the vote of other shares do not result in satisfaction of the 9.9% threshold and such reduction shall not be effective on or after the date on which such institutional fund reasonably objects in writing.
There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares that may be attributed to that person under the Code.
Notwithstanding the provisions of Arch Capital’s bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred directly or indirectly or by attribution by the shares directly or indirectly or constructively owned by any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all Arch Capital’s shares entitled to vote generally at an election of directors.
In order to implement bye-law 45, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

Shareholder Proposals

         Our bye-laws establish an advance notice procedure for shareholder proposals to be brought before an annual shareholders meeting of our shareholders and for nominations by shareholders of candidates for election as directors at an annual shareholders meeting or a special shareholders meeting at which directors are to be elected. Subject to any other applicable requirements, including rule 14a-8 under the U.S. Securities Exchange Act of 1934, only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, our Board of directors, or by a shareholder who has given to the secretary of the company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as director of the company. Subject to Bermuda law as described below, shareholders will not be entitled to raise proposals at special shareholders meetings.

    To be timely, notice of nominations or other business to be brought before an annual shareholders meeting must be received by the secretary of the company at our principal executive office no later than 50 days prior to the date of such annual shareholders meeting (or if less than 55 days' notice of the meeting is given, not later than the close of business on the seventh day following the day notice of the meeting is first given to shareholders). Similarly, notice of nominations to be brought before a special shareholders meeting at which directors are to be elected must be delivered to the secretary at our principal executive office no later than the close of business on the seventh day following the day on which notice of such meeting of shareholders is first given to shareholders.

    The shareholder's notice to nominate a director must set forth the identity of the nominee, any arrangements or understandings the shareholder has the nominee and any other information as would be required under the proxy rules of the Securities and Exchange Commission if that person were in fact to appear as a nominee in our proxy statement.

    Bermuda law provides that shareholders totaling at least 100 shareholders or holding at least 5% of the total voting rights can, at their own expense, require the company to, subject to the provisions of Bermuda law:

•give notice of any resolution which those shareholders can properly propose and intend to propose at the next annual shareholders meeting of the company; or

•circulate a statement prepared by those shareholders in respect of any matter referred to in a proposed resolution or any business to be dealt with at a shareholders meeting.

Board of Directors

    Our bye-laws provide that the number of directors will not be less than three nor more than eighteen and will be determined from time to time by a vote of a majority of our Board of directors then in office. Our bye-laws provide that the Board will be divided into three classes. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. At each annual meeting of shareholders, directors will be elected to succeed those directors whose terms have expired, and each newly elected director will serve for a three-year term.

    Our bye-laws provide that directors may be removed only for cause as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote generally in an election of directors, which vote may only be taken at a special general meeting of shareholders called expressly for that purpose, and cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony or been found by a court to be liable for gross negligence or misconduct in the performance of his or her duties and such adjudication is no longer subject to direct appeal. Our bye-laws also provide that our Board of directors have the right to fill vacancies, including vacancies created by expansion of the Board of directors.

Interested Shareholder Provisions

    Our bye-laws prohibit interested shareholders from engaging in a business combination with Arch Capital for a period of three years from the time of becoming an interested shareholder. An interested shareholder is defined as a person that owns 15% or more of the voting power of the Company or any person that is an affiliate or associate of Arch Capital and was the owner of 15% or more of the voting power of the Company at any time within three years of the date that person's status as an interested shareholder is determined. Business combinations include:

•mergers, amalgamations, consolidation or similar transactions,

•the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the company determined on a consolidated basis or the aggregate market value of all outstanding shares of the Company;

•any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested shareholder, except if the issuance is part of a proportionate distribution to all shareholders or due to the conversion of securities exercisable or exchangeable for shares in the Company;

•any transaction involving the Company or one of our subsidiaries that results in the interested shareholder's percentage ownership in the company increasing; and

•any receipt by the interested shareholder of the benefit of any loan, guarantee or other financial benefit provided by or through the Company.

    The Company is not bound by the interested shareholder provisions that restrict the activities of it with respect to an interested shareholder if:

•upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, that interested shareholder owned at least 85% of the voting power of the Company's shares outstanding at the time the transaction commenced;

•the Board approved the transaction in which the interested shareholder became an interested shareholder before that transaction was completed; or

•the business combination is approved by the Board and authorized at a meeting by the vote of 66 2/3% of the outstanding voting shares not owned by the interested shareholder.

         The restrictions of the interested shareholder provisions do not restrict the activities of an interested shareholder with respect to business combinations in the event that any of the following transactions:

•a merger, amalgamation, consolidation or similar transaction of the Company;

•a sale of the Company's assets having an aggregate market value equal to 50% or more of the aggregate value of all the Company's assets; or

•a tender offer for 50% or more of the voting stock of the Company,

is approved or not opposed by a majority of the Board of directors of the Company then in office (but not less than 1), so long as those directors were in office (or were nominated or elected by such directors by a majority of such Directors who were in office) prior to the time the interested shareholder became an interested shareholder during the previous 3 years, and a business combination before the Company consummates or abandons, and after the company either announces publicly, or gives notice (which it is required to do in the case of an asset sale or merger) to all interested shareholders of, one of the specified transactions.

         The provisions of the bye-laws restricting business combinations with interested shareholders can be repealed only with (1) the affirmative vote of 66-2/3% of the outstanding shares (excluding voting shares beneficially owned by any interested shareholder) and the approval of the Board or (2) the affirmative vote of a majority of the outstanding shares and the affirmative vote of 75% of the entire Board (and that 75% threshold must be met without the votes of directors who are affiliates of the interested shareholder).

    Additional Voting Restrictions

         Our bye-laws provide that the affirmative vote of 80% of the voting power of the shares of the Company entitled to vote generally at an election of directors (including a majority of the voting power of such shares held by shareholders other than shareholders that are the beneficial owner of 10% or more of the then outstanding shares of voting stock of the company (“10% holders”)) shall be required (the “extraordinary vote”) for the following corporate actions:

•adoption of any agreement for, or the approval of, any amalgamation, merger or consolidation of the Company or any subsidiary with or into a 10% holder or any affiliate thereof;

•sale, lease, transfer or other disposition of any or all of the assets of the Company or any subsidiary to a 10% holder or any affiliate thereof;

•the issuance or transfer by the Company or any subsidiary of voting securities of the Company or any subsidiary to a 10% holder or any affiliate thereof; or

•amendment of these provisions.

         The extraordinary vote will not apply to any transaction approved by the Board, so long as a majority of the directors voting in favor of the transaction were duly elected and acting members of the Board prior to the time the 10% holder became a 10% holder.

Anti-Takeover Effects

         Certain of the provisions described above in our bye-laws could have the effect of discouraging unsolicited takeover bids from third parties or the removal of incumbent management. As a result, it may be less likely that you will receive premium prices for your shares in an unsolicited takeover of our Company by another party. These provisions may encourage companies interested in acquiring the Company to negotiate in advance with our Board of directors, since the Board has the authority to overrule the operation of several of the limitations.

         Our bye-laws provide that certain provisions which may have anti-takeover effects may be repealed or altered only with prior Board approval and upon the affirmative vote of holders of shares representing at least 65% of the total voting power of the shares of the Company entitled generally to vote at an election of directors (80% in the case of the provisions described under "--Interested Shareholder Provisions -- Additional Voting Restrictions").

         Voting Limitation

         The provisions described above under "-- Voting Limitation" may deter any unsolicited or unnegotiated bids for the company since, subject to the exceptions described above, no shareholder or (without approval of 75% of the directors then in office) group will be able to vote shares representing more than 9.9% of the voting power of the company's voting shares.

         Limitation on Shareholder Proposals and Calling of Special Shareholders meetings

        The provisions limiting shareholders' right to call special shareholders meetings and to raise proposals or nominate directors at shareholders meetings may have anti-takeover effects, although under Bermuda law, subject to specified conditions, any 10% shareholder can call a special shareholders meeting and any 5% shareholder can raise a proposal at a shareholders meeting.

         Action by Written Consent

        Under Bermuda law, shareholders may act by written consent only if such consent is unanimous among all shareholders entitled to vote. This limitation, together with the limitation on shareholder proposals and calling of special shareholders meetings, could make an unsolicited or unnegotiated bid more difficult.

        Classified Board of Directors

         The classified Board provision could increase the likelihood that, in the event of a takeover of the company, incumbent directors will retain their positions. In conjunction with the provision of the bye-laws authorizing our
Board of directors to fill vacant directorships, the classified Board provision could prevent shareholders from removing incumbent directors without cause (as defined in our bye-laws) and filling the resulting vacancies with their own nominees. We believe that the provision will help assure that the Board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting shares, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all shareholders. We also believe that a classified Board helps assure the continuity and stability of the Board and our business strategy and policies.

         Power to Issue Shares

         Authorized preference shares, as well as authorized but unissued common shares, will be available for issuance by the Board, without further action by our shareholders, unless shareholder action is required by applicable law or the rules of any stock exchange on which any series of the Company's capital stock may then be listed. The Company is authorized to have issued and outstanding 1.8 billion common shares and 50 million preference shares. We believe that the availability of preference shares and additional common shares could facilitate certain financings and acquisitions and provide a means for meeting other corporate needs which might arise. These provisions give our Board of directors the power to approve the issuance of preference shares or common shares that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of preference shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations.

         Interested Shareholder Provisions

         Any interested shareholder or 10% holder, each as defined above under "--Interested Shareholder Provisions," cannot effect certain transactions with the company unless it complies with the provisions described in that section or the Board of directors by requisite vote (or in the case of the Section 203 provisions, the shareholders by requisite vote) approve the transaction. These provisions may encourage potential acquirers to negotiate with the Board and deter any bids not approved by the Board.

    Shareholder Approval of Business Combinations

        Bermuda law permits an amalgamation between two or more Bermuda companies, or between one or more Bermuda exempted companies and one or more foreign corporations, subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three-fourths of the shareholders of each of the companies and each class of shares present and voting in person or by proxy at a meeting called for that purpose. Unless the bye-laws otherwise provide, Bermuda law also requires that the quorum at the meeting be more than one-third of the issued shares of the company or the class. Each share carries the right to vote in respect of an amalgamation, whether or not it otherwise carries the right to vote.

         Except as set forth in the next paragraph, our bye-laws provide that any amalgamation approved by two-thirds of the Board of directors of the company shall require approval only by a majority of the voting power held by shareholders, if the holders of a majority of the shares issued and entitled to vote are present.

         Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of at least 90% in value of the shares which are the subject of the offer (other than shares already held by or on behalf of the offeror) accept, the offeror may by notice, given within two months after the expiration of the said four months, require any dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a court within one month of notice objecting to the transfer and the court may make any order it thinks fit.

Interested Director Transactions

         Under Bermuda law, without the consent of the holders of shares carrying at least nine-tenths of the total voting rights or in other limited instances, a company may not make a loan to or enter into any guarantee or provide security in respect of any loan made to any person who is a director of that company or of its holding company. Exceptions to this provision are:

•loans or guarantees by the company in the ordinary course of its business, if the business includes lending money or giving guarantees; or

•loans for the purposes of the company or to enable its directors to perform their duties, given with prior approval at a shareholders meeting where the purposes of the loan are disclosed; or if not given at that meeting, the loan is repaid or discharged within six months from the conclusion of the next following annual shareholders meeting.

         This provision does not preclude the reimbursement of expenses or loans to directors who are or were employees of the company to enable them to acquire shares or stock options.

Amendment of our bye-laws

         Our bye-laws provide that no bye-law shall be rescinded, altered or amended and no new bye-law shall be made until the same has been approved both by a resolution of the Board and by a resolution of the members.

    Notwithstanding any other provision of the bye-laws, the affirmative vote of the holders of at least sixty-five percent (65%) of the voting power of the shares entitled to vote generally at an election of directors shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of, bye-laws 10(2) (Exercise of power to purchase shares of or discontinue the Company), 11 (Election of Directors), 15 (Vacancies on the Board; Removal of Directors, Etc.), 31 (Right to indemnification), 32 (Waiver of claims), 33 (Indemnification of employees), 39 (Notice of general meeting), 45 (Limitation on voting rights of Controlled Shares), 46(3) (Voting at meetings), 52 (Rights of shares), 53 (Power to issue shares), 79(1) and 79(2) (Alteration of Bye-laws, Etc.), and the affirmative vote of the holders of shares representing not less than 66-2/3% of the voting power of all the then outstanding voting shares voting together as a single class, excluding voting shares beneficially owned by any interested shareholder shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with the purpose or intent of, bye-law 78 (Business Combinations) unless such amendment, repeal or adoption is recommended by the affirmative vote of at least 75% of the Directors in office (not including Directors who are affiliates of any interested shareholder). The affirmative vote of the holders of at least 80% of the voting power of the shares of the Company entitled to vote generally at an election of Directors (including a majority of the outstanding shares held by shareholders other than 10% holders) shall be required for any amendment of Bye-law 79(3) or any transaction referenced in Bye-law 79(3) unless the transaction is approved by the Board.

Listing of our common shares

         Our common shares are listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “ACGL.”

DESCRIPTION OF THE SERIES F PREFERRED SHARES
General
The Series F Preferred Shares constitute a series of our authorized preference shares.
We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series F Preferred Shares were fully paid and non-assessable when issued. Holders of the Series F Preferred Shares do not have preemptive or subscription rights to acquire more of our capital shares.
Holders do not have the right to convert Series F Preferred Shares into, or exchange Series F Preferred Shares for, shares of any other class or series of shares or other securities of ours. The Series F Preferred Shares have no stated maturity and are not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Arch Capital to redeem or purchase the Series F Preferred Shares.
Ranking
The Series F Preferred Shares rank senior to our junior shares and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. Junior shares include any class or series of shares that rank junior to the Series F Preferred Shares either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up (including our common shares). The Series G Preferred Shares are on parity with the Series F Preferred Shares with respect to the payment of dividends and distribution of assets upon a liquidation, dissolution or winding up of Arch Capital. The Series F Preferred Share (i) rank junior to any class or series of our shares established after the original issue date of the Series F Preferred Shares that is expressly made senior to the Series F Preferred Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs, (ii) rank junior to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities and our unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against us; and (iii) are structurally subordinated in right of payment to all obligations of our subsidiaries. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series F Preferred Shares will be subordinated to all existing and future policyholder obligations of our subsidiaries.
We may issue, without limitation, (1) additional Series F Depositary Shares representing additional Series F Preferred Shares that would form part of the same series of Series F Depositary Shares, and (2) additional series of securities that rank equally with or senior to the Series F Preferred Shares. Unless our shareholders otherwise provide, our Board of directors may from time to time create and issue preference shares of other series and fix their relative rights, preferences and limitations.
Dividends
Dividends on the Series F Preferred Shares are not mandatory. Holders of Series F Preferred Shares are entitled to receive, only when, as and if declared by the Board of directors of Arch Capital or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the last day of March, June, September and December of each year. If so declared, dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share) at the annual rate of 5.45% per annum. In the event that we issue additional Series F Preferred Shares in the future, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.
Dividends, if so declared, will be payable to holders of record of the Series F Preferred Shares as they appear on our books on the applicable record date, which shall be March 15, June 15, September 15 and December 15, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our Board of directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series F Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.
Dividends on the Series F Preferred Shares are not cumulative. Accordingly, if the Board of directors of Arch Capital, or a duly authorized committee of the Board, does not declare a dividend on the Series F Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Series F Preferred Shares or any other preferred shares we may issue in the future.
So long as any Series F Preferred Shares remain issued and outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all issued and outstanding Series F Preferred Shares and parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):
•no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and
•no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, or (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares, in each case as permitted by the bye-laws of Arch Capital in effect on the date of issuance of the Series F Preferred Shares).
As used herein, “junior shares” means any class or series of our capital shares that ranks junior to the Series F Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Arch Capital. At present, junior shares consist of our common shares.
When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series F Preferred Shares, on a dividend payment date falling within the related dividend period for the Series F Preferred Shares) upon the Series F Preferred Shares and any parity shares, all dividends declared by the Board of directors of Arch Capital or a duly authorized committee of the Board upon the Series F Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series F Preferred Shares, on a dividend payment date falling within the related dividend period for the Series F Preferred Shares) shall be declared by the Board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series F Preferred Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series F Preferred Shares, on a dividend payment date falling within the related dividend period for the Series F Preferred Shares) bear to each other.
As used herein, “parity shares” means any class or series of our capital shares that ranks equally with the Series F Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Arch Capital. As of December 31, 2019, our Series G Preferred Shares are our only issued and outstanding class or series of shares that are parity shares.
Certain Restrictions on Payment of Dividends
Arch Capital is a holding company whose assets primarily consist of the shares in our subsidiaries. Generally, Arch Capital depends on its available cash resources, liquid investments and dividends or other distributions from subsidiaries to make payments, including any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares.
The ability of our regulated insurance and reinsurance subsidiaries to pay dividends or make distributions or other payments to us is dependent on their ability to meet applicable regulatory standards. Under Bermuda law, Arch Re Bermuda is subject to individual capital requirements, including, among other requirements, being required to maintain an enhanced capital requirement which must equal or exceed its minimum solvency margin (i.e., the amount by which the value of its general business assets must exceed its general business liabilities) equal to the greatest of (1) $100 million, (2) 50% of net premiums written (being gross premiums written less any premiums ceded by Arch Re Bermuda, but Arch Re Bermuda may not deduct more than 25% of gross premiums when computing net premiums written) and (3) 15% of net discounted aggregated losses and loss expense provisions and other insurance reserves. Arch Re Bermuda is prohibited from declaring or paying any dividends during any financial year if it is not in compliance with its enhanced capital requirement, minimum solvency margin or minimum liquidity ratio. In addition, Arch Re Bermuda is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year’s statutory balance sheet) unless it files, at least seven days before payment of such dividends, with BMA an affidavit stating that it will continue to meet the required margins. In addition, Arch Re Bermuda is prohibited, without prior approval of the BMA, from reducing by 15% or more its total statutory capital, as set out in its previous year’s statutory financial statements. Arch Re Bermuda is required to meet enhanced capital requirements as calculated using a risk based capital model called the Bermuda Solvency Capital Requirement model or an internal model approved by the BMA.
Under Bermuda law, we may not lawfully declare or pay a dividend on the Series F Preferred Shares (even if such dividends have been previously declared) if we have reasonable grounds for believing that (i) we are or, after giving effect to the payment of dividends, would be, unable to pay our liabilities as they become due, or (ii) the realizable value of our assets would thereby be less than our liabilities, or (iii) we are or, after such payment, would be in breach of applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or then-applicable law.
In addition to meeting applicable regulatory standards, the ability of our insurance and reinsurance subsidiaries to pay dividends is also constrained by our dependence on the financial strength ratings of our insurance and reinsurance subsidiaries from independent rating agencies. The ratings from these agencies depend to a large extent on the capitalization levels of our insurance and reinsurance subsidiaries.
Payment of Additional Amounts
We will make all payments on the Series F Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series F Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series F Preferred Shares or any Series F Preferred Shares presented for payment more than 30 days after the Relevant Date. The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series F Preferred Shares;
(2)any estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference;
(3)any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series F Preferred Shares;

(4)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series F Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(5)any tax, fee, duty, assessment or other governmental charge that is withheld by any paying agent from any payment on any Series F Preferred Shares, if such payment can be made without such withholding by at least one other paying agent;
(6)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code); or
(7)any combination of items (1), (2), (3), (4), (5) and (6).
In addition, we will not pay additional amounts with respect to any payment on any such Series F Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series F Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series F Preferred Shares.
If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we or the successor company will also have the option to redeem the Series F Preferred Shares. See “—Redemption—Tax Events.”
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Arch Capital, holders of the Series F Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Series F Preferred Shares, a liquidating distribution in the amount of $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share) plus any declared and unpaid dividends. Holders of the Series F Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series F Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Series F Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors. In any such distribution, the “liquidation preference” of any holder of preferred shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series F Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Arch Capital or the sale or transfer of all or substantially all of the shares or the property or business of Arch Capital will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date.
Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that (i) we are or, after giving effect to redemption of shares, would be unable to pay our liabilities as they become due, or (ii) the realizable value of our assets would thereby be less than our liabilities, or (iii) we are or, after such redemption, would be in breach of applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 or any successor legislation or then-applicable law. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities.
Our ability to effect a redemption of the Series F Preferred Shares is subject to regulatory approval. Our ability to effect a redemption of the Series F Preferred Shares may be subject to the performance of our subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.
The Series F Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.
On or After Series F Par Call Date
Except as described below, the Series F Preferred Shares are not redeemable prior to August 17, 2022 (the “Series F Par Call Date”). On and after the Series F Par Call Date, the Series F Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days’ notice, at a redemption price equal to $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends. Holders of the Series F Preferred Shares will have no right to require the redemption of the Series F Preferred Shares.
Business Combination Proposal
The Series F Preferred Shares are redeemable at our option at any time prior to the Series F Par Call Date, if we have submitted to the holders of our common shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Arch Capital that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after November 29, 2017 (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series F Preferred Shares at the time issued and outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares); provided, in each case, that no redemption may occur prior to the Series F Par Call Date unless we have sufficient funds in order to meet the BMA’s enhanced capital requirement (“ECR”) and the BMA (or its successor, if any) approves of the redemption or we replace the capital represented by the Series F Preferred Shares with capital having equal or better capital treatment as the Series F Preferred Shares under the ECR. Our option to redeem the Series F Preferred Shares under such circumstances shall be for all of the issued and outstanding Series F Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26,000 per Series F Preferred Share (equivalent to $26 per Series F Depositary Share), plus all declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.
Capital Disqualification Event
We will have the option to redeem for cash the Series F Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days’ nor more than 60 days’ prior written notice in accordance with the procedures described under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share) plus declared and unpaid dividends, if any, up to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time within 90 days following the occurrence of the date (a “capital redemption trigger date”) on which we have reasonably determined that a “capital disqualification event” (as defined below) has occurred as a result of (a) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Series F Preferred Shares; (b) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series F Preferred Shares; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series F Preferred Shares; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Series F Preferred Shares to be redeemed is the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-issued and outstanding Series F Preferred Shares and such redemption will not result in the suspension or removal of the Depositary Shares from listing on NASDAQ. Further, no redemption may occur prior to the Series F Par Call Date unless we have sufficient funds in order to meet the BMA’s ECR and the BMA (or its successor, if any) approves of the redemption or we replace the capital represented by the Series F Preferred Shares with capital having equal or better capital treatment as the Series F Preferred Shares under the ECR.
As used in this section, (i) a “capital disqualification event” means the Series F Preferred Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratio or any other comparable ratio, regulatory capital resource or level, of Arch Capital or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) and, which includes, without limitation, our individual and group enhanced capital requirements, applicable to the Company under the BMA’s capital adequacy regulations, except as a result of any applicable limitation on the amount of such capital; and (ii) ”capital adequacy regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
Tax Events
We will have the option to redeem for cash the Series F Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time following the occurrence of a tax event (as defined). A “tax event” means as a result of a “change in tax law” there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series F Preferred Shares.
Prior to any redemption upon a tax event, we will be required to deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series F Preferred Shares confirming that a tax event has occurred and is continuing (as reasonably determined by us).
A “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after August 14, 2017, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series F Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Arch Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
In addition, we will have the option to redeem for cash any or all Series F Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series F Preferred Share (equivalent to $25 per Series F Depositary Share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series F Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease.
Procedures for Redemption
The redemption price for any shares of Series F Preferred Shares shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.
Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act 1981 of Bermuda (the “Companies Act”) relating to the Series F Preferred Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.
If the Series F Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series F Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series F Preferred Shares are held in book-entry form through the DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of Series F Preferred Shares to be redeemed and, if less than all the Series F Preferred Shares held by such holder are to be redeemed, the number of such Series F Preferred Shares to be redeemed from such holder;
•the redemption price; and
•that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series F Preferred Shares for payment of the redemption price.
If notice of redemption of any Series F Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series F Preferred Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series F Preferred Shares, such Series F Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series F Preferred Shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the Series F Preferred Shares at the time issued and outstanding, the Series F Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.
If the Series F Preferred Shares are redeemed, in whole or in part, a corresponding number of Series F Depositary Shares will be redeemed with the proceeds received by the depositary from the redemption of the Series F Preferred Shares held by the depositary. The redemption price per Series F Depositary Share will be equal to 1/1,000th of the redemption price per Series F Preferred Share.
Our ability to redeem the Series F Preferred Shares will be limited by the terms of our agreements governing our indebtedness and by the provisions of other agreements that we may enter into.
Under Bermuda law, we may not redeem our preference shares (including the Series F Preferred Shares) at any time if we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Preference shares (including the Series F Preferred Shares) may not be redeemed except out of the capital paid up thereon or out of our funds that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption. The premium, if any, payable on redemption must be provided for out of our funds that would otherwise be available for dividends or distributions or out of our share premium account before the preference shares are redeemed. Preference shares also may not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum capital specified in the memorandum of association of Arch Capital.
Variation or Exchange
At any time following a tax event or a capital disqualification event, we may, without the consent of any holders of the Series F Preferred Shares, vary the terms of the Series F Preferred Shares or exchange the Series F Preferred Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series F Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series F Preferred Shares to become securities that qualify as Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable capital adequacy regulations imposed upon us by the BMA or any successor agency or then-applicable regulatory authority, including under the BMA’s enhanced capital requirements, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of Arch Capital or any member thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable, including from a financial perspective, to holders than the terms of the Series F Preferred Shares prior to being varied or exchanged (as reasonably determined by the Company); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by the Company) or currency of, the Series F Preferred Shares, reduce the liquidation preference thereof or the dividend payable thereon, lower the ranking of the securities or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the certificate of designations), but unpaid with respect to such holder’s securities.
Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of Series F Depositary Shares) of the Series F Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.
Any variation or exchange of the Series F Preferred Shares described above will be made after notice is given to the holders of the Series F Preferred Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
Voting Rights
Except as provided below, the holders of the Series F Preferred Shares will have no voting rights.
Whenever dividends on any Series F Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series F Preferred Shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional members of the Board of directors of Arch Capital (the “preferred shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors.
In such case, we will use our best efforts to increase the number of directors constituting the Board of directors to the extent necessary to effectuate such right. Each preference share director will be added to an already existing class of directors.
Whenever such special voting power of such holders of the Series F Preferred Shares has vested, such right may be exercised initially either at a special general meeting of the holders of Series F Preferred Shares called for the purpose of such election of directors, or at any annual general meeting of shareholders, and thereafter at the annual general meetings of shareholders.

At any time when such special voting power has vested in the holders of any of the Series F Preferred Shares as described above, the chairman, president or chief executive officer of Arch Capital will, upon the written request of the holders of record of at least 20% of the Series F Preferred Shares then issued and outstanding addressed to the secretary of Arch Capital, call a special general meeting of the holders of the Series F Preferred Shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to our bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our chairman, president or chief executive officer within 20 days after Arch Capital’s secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to Arch Capital’s secretary at our registered office, then the holders of record of at least 20% of the Series F Preferred Shares then issued and outstanding may designate in writing one such holder to call such meeting at Arch Capital’s expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless Arch Capital otherwise designates. Any holder of the Series F Preferred Shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.
There is no quorum requirement for a meeting to elect any director by the holders of voting preferred shares pursuant to these provisions.
The directors so elected by the holders of the Series F Preferred Shares and any other series of voting preferred shares will continue in office (1) until their successors, if any, are elected by such holders at the next annual general meeting or (2) until they are removed by the holders of record of a majority of the aggregate voting power of Series F Preferred Shares and voting preferred shares then issued and outstanding (voting together as a single class), as further described below, or (3) unless required by applicable law to continue in office for a longer period, in each case, until termination of the right of such holders to vote as a class for preferred shares directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Series F Preferred Shares to vote as a class for preferred shares directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series F Preferred Shares and any other series of voting preferred shares will terminate.
As used in this section, “voting preferred shares” means any other class or series of our preferred shares ranking equally with the Series F Preferred Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Arch Capital and upon which like voting rights have been conferred and are exercisable.
If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series F Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the Board of directors of Arch Capital shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.
Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series F Preferred Shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding Series F Preferred Shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Arch Capital if such office shall not have previously terminated as above provided.

The bye-laws of Arch Capital provide that all or any of the special rights attached to any class of shares (including the Series F Preferred Shares) issued may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act. The bye-laws also provide that rights conferred upon the holders of the shares of any class (including the Series F Preferred Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or senior thereto. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).
Notwithstanding the foregoing, our bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.9% of the total voting power of all shares entitled to vote generally at an election of directors to 9.9% of such voting power.
Without the consent of the holders of the Series F Preferred Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers of the Series F Preferred Shares, taken as a whole, we may amend, alter, supplement or repeal any terms of the Series F Preferred Shares:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series F Preferred Shares that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series F Preferred Shares that is not inconsistent with the provisions of the Certificate of Designations.
The foregoing voting provisions will not apply with respect to the Series F Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding Series F Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series F Preferred Shares to effect such redemption.
On any item on which the holders of the Series F Preferred Shares are entitled to vote, such holders will be entitled to one vote for each Series F Preferred Share held. As described under “Description of the Series F Depositary Shares —Voting Rights,” because each Series F Depositary Share represents a 1/1,000th interest in a Series F Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Series F Preferred Shares under those limited circumstances in which holders of the Series F Preferred Shares are entitled to vote. Holders of the Series F Depositary Shares must act through the depositary to exercise any voting rights in respect of the Series F Preferred Shares.
Conversion
Holders will not have the right to convert Series F Preferred Shares into, or exchange Series F Preferred Shares for, any other securities or property of Arch Capital.
Listing of the Series F Preferred Shares
The Series F Preferred Shares are not listed on any exchange. The Series F Depositary Shares are listed on NASDAQ under the symbol “ACGLO.”

DESCRIPTION OF THE SERIES F DEPOSITARY SHARES
General
Each Series F Depositary Share represents a 1/1,000th interest in a Series F Preferred Share and will be evidenced by a depositary receipt. We have deposited the underlying Series F Preferred Shares with the depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, acting as depositary, and the holders from time to time of the depositary receipts (the “Series F Deposit Agreement”). The address of the principal executive office of American Stock Transfer & Trust Company is at 6201 15th Avenue, Brooklyn, New York 11219.
Subject to the terms of the Series F Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of Series F Preferred Shares evidenced by that depositary receipt, to all the rights and preferences of Series F Preferred Shares represented by those Series F Depositary Shares (including any dividend, liquidation, redemption and voting rights). If the Series F Preferred Shares are exchanged for new securities pursuant to the provisions described under “Description of the Series F Preferred Shares—Variation or Exchange,” each Series F Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Series F Depositary Shares are evidenced by depositary receipts issued pursuant to the Series F Deposit Agreement. Copies of the Series F Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Series F Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Series F Deposit Agreement and related depositary receipts.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a Series F Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Series F Preferred Shares. The depositary will distribute all cash dividends and other cash distributions received on the Series F Preferred Shares to the holders of record of the Series F Depositary Shares in proportion to the number of Series F Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series F Depositary Shares in proportion to the number of Series F Depositary Shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Series F Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Series F Depositary Shares will be the same as the corresponding record dates for the Series F Preferred Shares.
Subject to any obligation to pay additional amounts as described in “Description of the Series F Preferred Shares—Payment of Additional Amounts” above, the amount paid as dividends or otherwise distributable by the depositary with respect to the Series F Depositary Shares or the underlying Series F Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Series F Depositary Shares or the Series F Preferred Shares until such taxes or other governmental charges are paid.
Withdrawal of Series F Preferred Shares
Unless the related Series F Depositary Shares have been previously called for redemption, a holder of Series F Depositary Shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Series F Deposit Agreement and comply with any other requirements of the Series F Deposit Agreement for the number of whole shares of Series F Preferred Shares and any money or other property represented by such holder’s depositary receipts. A holder of Series F Depositary Shares who exchanges shares of Series F Preferred Shares will be entitled to receive whole shares of Series F Preferred Shares on the basis set forth herein; partial shares of Series F Preferred Shares will not be issued.
However, holders of whole shares of Series F Preferred Shares will not be entitled to deposit those shares under the Series F Deposit Agreement or to receive Series F Depositary Shares for those shares after the withdrawal. If the Series F Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of

Series F Depositary Shares that represent the number of whole shares of Series F Preferred Shares to be withdrawn, the depositary will deliver to the holder at the same time new Series F Depositary Shares evidencing the excess number of Series F Depositary Shares.
Redemption
If the Series F Preferred Shares underlying the Series F Depositary Shares are redeemed, in whole or in part, a corresponding number of Series F Depositary Shares will be redeemed with the proceeds received by the depositary from the redemption of the Series F Preferred Shares held by the depositary. The redemption price per Series F Depositary Share will be equal to 1/1,000th of the redemption price per Series F Preferred Share.
Whenever we redeem Series F Preferred Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of Series F Depositary Shares so redeemed. If fewer than all of the issued and outstanding Series F Depositary Shares are redeemed, the depositary will select the Series F Depositary Shares to be redeemed pro rata or by lot or by any other equitable method as may be determined by the depositary or as may be required by the principal national stock exchange on which the Series F Depositary Shares are listed. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series F Preferred Shares and the related Series F Depositary Shares.
Voting Rights
Because each Series F Depositary Share represents a 1/1,000th interest in a Series F Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Series F Preferred Shares under those limited circumstances in which holders of the Series F Preferred Shares are entitled to vote. Holders of the Series F Depositary Shares must act through the depositary to exercise any voting rights in respect of the Series F Preferred Shares. Although each Series F Depositary Share is entitled to 1/1,000th of a vote, the depositary can vote only whole shares of Series F Preferred Shares. Holders of the Series F Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series F Preferred Shares—Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series F Preferred Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series F Depositary Shares relating to the Series F Preferred Shares. Each record holder of the Series F Depositary Shares on the record date, which will be the same date as the record date for the Series F Preferred Shares, may instruct the depositary to vote the number of the Series F Preferred Shares votes represented by the holder’s Series F Depositary Shares. To the extent possible, the depositary will vote the number of the Series F Preferred Shares votes represented by Series F Depositary Shares in accordance with the instructions it receives.
We have agreed to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will refrain from voting the Series F Preferred Shares to the extent it does not receive specific instructions from the holders of any Series F Depositary Shares representing such Series F Preferred Shares.
Conversion
Holders of depositary receipts will not have the right to convert Series F Depositary Shares into, or exchange Series F Depositary Shares for, any other securities or property of Arch Capital.
Amendment and Termination of the Series F Deposit Agreement
The form of depositary receipt evidencing the Series F Depositary Shares and any provision of the Series F Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Series F Depositary Shares will not be effective unless the amendment has been approved by the record holders of at least the amount of the Series F Depositary Shares then issued and outstanding necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Series F Preferred Shares. Either we or the depositary may terminate the Series F Deposit Agreement if there has been a final distribution in respect of the Series F Preferred Shares in connection with our liquidation, dissolution or winding up.

Charges of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will pay the fees of the depositary in connection with the initial deposit of the Series F Preferred Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Series F Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series F Preferred Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series F Preferred Shares are paid by their holders.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of Series F Depositary Shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of our Series F Preferred Shares.
Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Series F Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Series F Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Series F Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Series F Depositary Shares or Series F Preferred Shares unless provided with satisfactory indemnity. We, and the depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series F Preferred Shares for deposit, holders of Series F Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.
Listing of the Series F Depositary Shares
The Series F Depositary Shares are listed on NASDAQ under the symbol “ACGLO.”
Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
American Stock Transfer & Trust Company is the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series F Depositary Shares.
Book-Entry; Delivery and Form
The Series F Depositary Shares are represented by one or more global securities that have been deposited with and registered in the name of DTC or its nominee. The global securities were issued to DTC, the depository for the Series F Depositary Shares, who keeps a computerized record of its participants whose clients have purchased the Series F Depositary Shares. Each participant keeps a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities are shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.
When you purchase Series F Depositary Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Series F Depositary Shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants’ records. DTC has no knowledge of your individual ownership of the Series F Depositary Shares. DTC’s records only show the identity of the direct participants and the amount of the Series F Depositary Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.
We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.
Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.
It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series F Preferred Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.
Series F Depositary Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:
•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or
•we determine not to require all of the Series F Depositary Shares to be represented by global securities.
If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Series F Depositary Shares at its corporate office.

DESCRIPTION OF THE SERIES G PREFERRED SHARES
General
The Series G Preferred Shares constitute a series of our authorized preference shares.
We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series G Preferred Shares were fully paid and non-assessable when issued. Holders of the Series G Preferred Shares do not have preemptive or subscription rights to acquire more of our capital shares.
Holders do not have the right to convert Series G Preferred Shares into, or exchange Series G Preferred Shares for, shares of any other class or series of shares or other securities of ours. The Series G Preferred Shares have no stated maturity and are not subject to any sinking fund, retirement fund or purchase fund or other obligation of Arch Capital to redeem or purchase the Series G Preferred Shares.
Ranking
The Series G Preferred Shares rank senior to our junior shares and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. Junior shares include any class or series of shares that rank junior to the Series G Preferred Shares either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding-up (including our common shares). The Series G Preferred Shares are on parity with the Series F Preferred Shares with respect to the payment of dividends and distribution of assets upon a liquidation, dissolution or winding up of Arch Capital. The Series G Preferred Share (i) rank junior to any class or series of our shares established after the original issue date of the Series G Preferred Shares that is expressly made senior to the Series G Preferred Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of our affairs, (ii) rank junior to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities and our unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against us; and (iii) are structurally subordinated in right of payment to all obligations of our subsidiaries. Under Bermuda law, in a winding-up of any of our subsidiaries, the Series G Preferred Shares will be subordinated to all existing and future policyholder obligations of our subsidiaries.
We may issue, without limitation, (1) additional Series G Depositary Shares representing additional Series G Preferred Shares that would form part of the same series of Series G Depositary Shares, and (2) additional series of securities that rank equally with or senior to the Series G Preferred Shares. Unless our shareholders otherwise provide, our Board of directors may from time to time create and issue preference shares of other series and fix their relative rights, preferences and limitations.
Dividends
Dividends on the Series G Preferred Shares are not mandatory. Holders of Series G Preferred Shares are entitled to receive, only when, as and if declared by the Board of directors of Arch Capital or a duly authorized committee of the Board, out of lawfully available funds for the payment of dividends under Bermuda law, non-cumulative cash dividends from the original issue date, quarterly on the last day of March, June, September and December of each year. If so declared, dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share) at the annual rate of 4.550% per annum. In the event that we issue additional Series G Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.
Dividends, if so declared, will be payable to holders of record of the Series G Preferred Shares as they appear on our books on the applicable record date, which shall be March 15, June 15, September 15 and December 15, as applicable, immediately preceding the applicable dividend payment date or such other record date fixed by our Board of directors (or a duly authorized committee of the Board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.
A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends payable on the Series G Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.
Dividends on the Series G Preferred Shares will not be cumulative. Accordingly, if the Board of directors of Arch Capital, or a duly authorized committee of the Board, does not declare a dividend on the Series G Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Series G Preferred Shares or any other preferred shares we may issue in the future.
So long as any Series G Preferred Shares remain issued and outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all issued and outstanding Series G Preferred Shares and parity shares have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):
•no dividend shall be paid or declared on our common shares, or any other junior shares (as defined below) (other than a dividend payable solely in junior shares); and
•no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, or (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares, in each case as permitted by the bye-laws of Arch Capital in effect on the date of issuance of the Series G Preferred Shares).
As used herein, “junior shares” means any class or series of our capital shares that ranks junior to the Series G Preferred Shares either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding-up of Arch Capital. At present, junior shares consist of our common shares.
When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Shares, on a dividend payment date falling within the related dividend period for the Series G Preferred Shares) upon the Series G Preferred Shares and any parity shares, all dividends declared by the Board of directors of Arch Capital or a duly authorized committee of the Board upon the Series G Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Shares, on a dividend payment date falling within the related dividend period for the Series G Preferred Shares) shall be declared by the Board or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series G Preferred Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series G Preferred Shares, on a dividend payment date falling within the related dividend period for the Series G Preferred Shares) bear to each other.
As used herein, “parity shares” means any class or series of our capital shares that ranks equally with the Series G Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Arch Capital.
Certain Restrictions on Payment of Dividends
Arch Capital is a holding company whose assets primarily consist of the shares in our subsidiaries. Generally, Arch Capital depends on its available cash resources, liquid investments and dividends or other distributions from subsidiaries to make payments, including any payments of dividends, redemption amounts or liquidation amounts with respect to our preferred shares.
The ability of our regulated insurance and reinsurance subsidiaries to pay dividends or make distributions or other payments to us is dependent on their ability to meet applicable regulatory standards. Under Bermuda law, Arch Reinsurance Ltd. (“Arch Re Bermuda”), our Bermuda-based reinsurer and insurance, is subject to individual capital requirements, including, among other requirements, being required to maintain an enhanced capital requirement which must equal or exceed its minimum solvency margin (i.e., the amount by which the value of its general business assets must exceed its general business liabilities) equal to the greatest of (1) $100 million, (2) 50% of net premiums written (being gross premiums written less any premiums ceded by Arch Re Bermuda, but Arch Re Bermuda may not deduct more than 25% of gross premiums when computing net premiums written) and (3) 15% of net discounted aggregated losses and loss expense provisions and other insurance reserves. Arch Re Bermuda is prohibited from declaring or paying any dividends during any financial year if it is not in compliance with its enhanced capital requirement, minimum solvency margin or minimum liquidity ratio. In addition, Arch Re Bermuda is prohibited from declaring or paying in any financial year dividends of more than 25% of its total statutory capital and surplus (as shown on its previous financial year's statutory balance sheet) unless it files, at least seven days before payment of such dividends, with the Bermuda Monetary Authority (“BMA”) an affidavit stating that it will continue to meet the required margins. In addition, Arch Re Bermuda is prohibited, without prior approval of the BMA, from reducing by 15% or more its total statutory capital, as set out in its previous year's statutory financial statements. Arch Re Bermuda is required to meet enhanced capital requirements as calculated using a risk based capital model called the Bermuda Solvency Capital Requirement model or an internal model approved by the BMA.
Under Bermuda law, we may not lawfully declare or pay a dividend on the Series G Preferred Shares (even if such dividends have been previously declared) if we have reasonable grounds for believing that (i) we are or, after giving effect to the payment of dividends, would be, unable to pay our liabilities as they become due, or (ii) the realizable value of our assets would thereby be less than our liabilities, or (iii) we are or, after such payment, would be in breach of applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda (the “Insurance Act”) or any successor legislation or then-applicable law.
In addition to meeting applicable regulatory standards, the ability of our insurance and reinsurance subsidiaries to pay dividends is also constrained by our dependence on the financial strength ratings of our insurance and reinsurance subsidiaries from independent rating agencies.
Payment of Additional Amounts
We will make all payments on the Series G Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series G Preferred Shares such additional amounts as dividends as may be necessary so that every net payment made to such holders, after the withholding or deduction, will not be less than the amount provided for in the Certificate of Designations to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series G Preferred Shares;
(2)any Series G Preferred Shares presented for payment more than 30 days after the Relevant Date. The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series G Preferred Shares;
(3)any estate, inheritance, gift, sale, transfer, wealth, personal property or similar tax, assessment or other governmental charge;
(4)any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference of or any dividends on the Series G Preferred Shares;

(5)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series G Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, citizenship, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;
(6)any tax, fee, duty, assessment or other governmental charge that is withheld by any paying agent from any payment on any Series G Preferred Shares, if such payment can be made without such withholding by at least one other paying agent;
(7)any tax, fee, duty, assessment or other governmental charge that is imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code); or
(8)any combination of items (1), (2), (3), (4), (5), (6) and (7).
In addition, we will not pay additional amounts with respect to any payment on any such Series G Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such Series G Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series G Preferred Shares.
If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we or the successor company will also have the option to redeem the Series G Preferred Shares. See “—Redemption—Tax Events.”
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of Arch Capital, holders of the Series G Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the Series G Preferred Shares, a liquidating distribution in the amount of $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share) plus any declared and unpaid dividends. Holders of the Series G Preferred Shares will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series G Preferred Shares and all holders of any parity shares, the amounts paid to the holders of Series G Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors. In any such distribution, the “liquidation preference” of any holder of preferred shares means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series G Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Arch Capital or the sale or transfer of all or substantially all of the shares or the property or business of Arch Capital will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company's share premium account before the redemption date.
Under Bermuda law, no redemption may be made by us if there are reasonable grounds for believing that (i) we are or, after giving effect to redemption of shares, would be unable to pay our liabilities as they become due, or (ii) the realizable value of our assets would thereby be less than our liabilities, or (iii) we are or, after such redemption, would be in breach of applicable individual or group solvency and liquidity requirements or applicable individual or group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed by the BMA (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act or any successor legislation or then-applicable law. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities.
Our ability to effect a redemption of the Series G Preferred Shares is subject to regulatory approval. Our ability to effect a redemption of the Series G Preferred Shares may be subject to the performance of our subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.
The Series G Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.
On or After Series G Par Call Date
Except as described below, the Series G Preferred Shares are not redeemable prior to June 11, 2026 (the “Series G Par Call Date”). On and after the Series G Par Call Date, the Series G Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days' notice, at a redemption price equal to $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends; provided that the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or replace the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement. Holders of the Series G Preferred Shares will have no right to require the redemption of the Series G Preferred Shares.
Business Combination Proposal
The Series G Preferred Shares are redeemable at our option at any time prior to the Series G Par Call Date, if we have submitted to the holders of our common shares a proposal for an amalgamation, consolidation, merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Arch Capital that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after June 2, 2021 (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series G Preferred Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares); provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption. Our option to redeem the Series G Preferred Shares under such circumstances shall be for all (but not less than all) of the issued and outstanding Series G Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26,000 per Series G Preferred Share (equivalent to $26 per Series G Depositary Share), plus all declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends.
Capital Disqualification Event
We will have the option to redeem for cash the Series G Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days' nor more than 60 days' prior written notice in accordance with the procedures described under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time within 90 days following the occurrence of the date on which we have reasonably determined that a “capital disqualification event” (as defined below) has occurred as a result of (a) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Series G Preferred Shares; (b) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series G Preferred Shares; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series G Preferred Shares; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Series G Preferred Shares to be redeemed is the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-issued and outstanding Series G Preferred Shares and such redemption will not result in the suspension or removal of the Series G Depositary Shares from listing on NASDAQ; provided, further, that no such redemption may occur in respect of a capital disqualification event unless (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
As used in this section, (i) a “capital disqualification event” means the Series G Preferred Shares do not qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratio or any other comparable ratio, regulatory capital resource or level, of Arch Capital or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) and, which includes, without limitation, our individual and group enhanced capital requirements, applicable to the Company under the BMA's capital adequacy regulations, except as a result of any applicable limitation on the amount of such capital; and (ii) ”capital adequacy regulations” means the solvency margins, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then-applicable capital adequacy regulations).
Tax Events
We will have the option to redeem for cash the Series G Preferred Shares at any time prior to the Series G Par Call Date in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, at any time following the occurrence of a tax event (as defined below); provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption. A “tax event” means as a result of a “change in tax law” there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series G Preferred Shares.
Prior to any redemption upon a tax event, we will be required to deliver a certificate signed by two executive officers of the Company to the transfer agent for the Series G Preferred Shares confirming that a tax event has occurred and is continuing (as reasonably determined by us).
A “change in tax law” means (a) a change in or amendment to laws, regulations or rulings of any jurisdiction, political subdivision or taxing authority described in the next sentence, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any jurisdiction, political subdivision or taxing authority described in the next sentence is party after June 2, 2021, or (d) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction or any political subdivision, whether or not such decision was rendered with respect to us. The jurisdictions, political subdivisions and taxing authorities referred to in the previous sentence are (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series G Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Arch Capital or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

In addition, prior to the Series G Par Call Date, we will have the option to redeem for cash any or all Series G Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under “—Procedures for Redemption” below, at a redemption price of $25,000 per Series G Preferred Share (equivalent to $25 per Series G Depositary Share) plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends, if the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets is required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series G Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease; provided, in each case, that (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption.
In addition, at any time prior to the Series G Par Call Date, we will have the option to redeem, in whole or in part from time to time, the Series G Preferred Shares, at a redemption price equal to $25,500 per Series G Preferred Share, plus declared and unpaid dividends, if any, to, but excluding, the redemption date, without accumulation of any undeclared dividends, at any time within 90 days following the occurrence of the date on which a Rating Agency Event (as defined below) has occurred; provided that no such redemption may occur in respect of a Rating Agency Event event unless (1) the Company has sufficient funds in order to meet the BMA’s enhanced capital requirement or the Company replaces the capital represented by the Series G Preferred Shares with capital having equal or better capital treatment as the Series G Preferred Shares under the BMA’s enhanced capital requirement and (2) the BMA (or its successor, if any) approves of the redemption. “Rating Agency Event” means any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series G Preferred Shares, which amendment, clarification or change results in: (x) the shortening of the length of time the Series G Preferred Shares are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series G Preferred Shares or (y) the lowering of the equity credit (including up to a lesser amount) assigned to the Series G Preferred Shares by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series G Preferred Shares.
Procedures for Redemption
The redemption price for any shares of Series G Preferred Shares shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above.
Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act 1981 of Bermuda (the “Companies Act”) relating to the Series G Preferred Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.
If the Series G Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series G Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series G Preferred Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
•the redemption date;
•the number of Series G Preferred Shares to be redeemed and, if less than all the Series G Preferred Shares held by such holder are to be redeemed, the number of such Series G Preferred Shares to be redeemed from such holder;
•the redemption price; and

•that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series G Preferred Shares for payment of the redemption price.
If notice of redemption of any Series G Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series G Preferred Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series G Preferred Shares, such Series G Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series G Preferred Shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the Series G Preferred Shares at the time issued and outstanding, the Series G Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as we may reasonably determine to be fair and equitable.
If the Series G Preferred Shares are redeemed, in whole or in part, a corresponding number of Series G Depositary Shares will be redeemed with the proceeds received by the depositary from the redemption of the Series G Preferred Shares held by the depositary. The redemption price per Series G Depositary Share will be equal to 1/1,000th of the redemption price per Series G Preferred Share.
Our ability to redeem the Series G Preferred Shares will be limited by the terms of our agreements governing our indebtedness and by the provisions of other agreements that we may enter into.
Under Bermuda law, we may not redeem our preference shares (including the Series G Preferred Shares) at any time if we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Preference shares (including the Series G Preferred Shares) may not be redeemed except out of the capital paid up thereon or out of our funds that would otherwise be available for dividends or distributions or out of the proceeds of a new issue of shares made for the purpose of the redemption. The premium, if any, payable on redemption must be provided for out of our funds that would otherwise be available for dividends or distributions or out of our share premium account before the preference shares are redeemed. Preference shares also may not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum capital specified in the memorandum of association of Arch Capital. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of the Company’s assets would thereby be less than the aggregate of the Company’s liabilities.
Variation or Exchange
At any time following a tax event or a capital disqualification event, we may, without the consent of any holders of the Series G Preferred Shares, vary the terms of the Series G Preferred Shares or exchange the Series G Preferred Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series G Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series G Preferred Shares to become securities that qualify as Tier 2 capital (where capital is subdivided into tiers) or its equivalent under then-applicable capital adequacy regulations imposed upon us by the BMA or any successor agency or then-applicable regulatory authority, including under the BMA's enhanced capital requirement, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or levels of Arch Capital or any member thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable, including from a financial perspective, to holders than the terms of the Series G Preferred Shares prior to being varied or exchanged (as reasonably determined by the Company); provided that no such variation of terms or securities received in exchange shall change the specified denominations, or any payment of dividend on, the redemption dates (other than any extension of the period during which a redemption may not be exercised by the Company) or currency of, the Series G Preferred Shares, reduce the liquidation preference thereof or the dividend payable thereon, lower the ranking of the securities or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the certificate of designations), but unpaid with respect to such holder's securities.
Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of Series G Depositary Shares) of the Series G Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.
Any variation or exchange of the Series G Preferred Shares described above will be made after notice is given to the holders of the Series G Preferred Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.
Voting Rights
Except as provided below, the holders of the Series G Preferred Shares will have no voting rights.
Whenever dividends on any Series G Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series G Preferred Shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional members of the Board of directors of Arch Capital (the “preferred shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors.
In such case, we will use our best efforts to increase the number of directors constituting the Board of directors to the extent necessary to effectuate such right. Each preference share director will be added to an already existing class of directors.
Whenever such special voting power of such holders of the Series G Preferred Shares has vested, such right may be exercised initially either at a special general meeting of the holders of Series G Preferred Shares called for the purpose of such election of directors, or at any annual general meeting of shareholders, and thereafter at the annual general meetings of shareholders.
At any time when such special voting power has vested in the holders of any of the Series G Preferred Shares as described above, the chairman, president or chief executive officer of Arch Capital will, upon the written request of the holders of record of at least 20% of the Series G Preferred Shares then issued and outstanding addressed to the secretary of Arch Capital, call a special general meeting of the holders of the Series G Preferred Shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to our bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our chairman, president or chief executive officer within 20 days after Arch Capital's secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to Arch Capital's secretary at our registered office, then the holders of record of at least 20% of the Series G Preferred Shares then issued and outstanding may designate in writing one such holder to call such meeting at Arch Capital's expense, and such meeting may be called by such holder so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless Arch Capital otherwise designates. Any holder of the Series G Preferred Shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of shareholders.
There is no quorum requirement for a meeting to elect any director by the holders of voting preferred shares pursuant to these provisions.
The directors so elected by the holders of the Series G Preferred Shares and any other series of voting preferred shares will continue in office (1) until their successors, if any, are elected by such holders at the next annual general meeting or (2) until they are removed by the holders of record of a majority of the aggregate voting power of Series G Preferred Shares and voting preferred shares then issued and outstanding (voting together as a single class), as further described below, or (3) unless required by applicable law to continue in office for a longer period, in each case, until termination of the right of such holders to vote as a class for preferred shares directors, if earlier. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Series G Preferred Shares to vote as a class for preferred shares directors as provided herein, the terms of office of the directors then in office so elected by the holders of the Series G Preferred Shares and any other series of voting preferred shares will terminate.
As used in this section, “voting preferred shares” means any other class or series of our preferred shares ranking equally with the Series G Preferred Shares as to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Arch Capital and upon which like voting rights have been conferred and are exercisable.
If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series G Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the Board of directors of Arch Capital shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.
Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series G Preferred Shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding Series G Preferred Shares and any other shares of voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. Any vote of shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Arch Capital, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Arch Capital if such office shall not have previously terminated as above provided.
The bye-laws of Arch Capital provide that all or any of the special rights attached to any class of shares (including the Series G Preferred Shares) issued may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the voting power represented by the issued shares of that class or with the sanction of a resolution passed by a majority of the voting power represented by the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act. The bye-laws also provide that rights conferred upon the holders of the shares of any class (including the Series G Preferred Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or senior thereto. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or conversion of preference shares into redeemable preference shares).
Notwithstanding the foregoing, our bye-laws contain a provision limiting the voting rights of any U.S. person, as defined in the Code, who owns (directly, indirectly or constructively under the Code) shares with more than 9.9% of the total voting power of all shares entitled to vote generally at an election of directors to 9.9% of such voting power.
Without the consent of the holders of the Series G Preferred Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers of the Series G Preferred Shares, taken as a whole, we may amend, alter, supplement or repeal any terms of the Series G Preferred Shares:
•to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series G Preferred Shares that may be defective or inconsistent; or
•to make any provision with respect to matters or questions arising with respect to the Series G Preferred Shares that is not inconsistent with the provisions of the Certificate of Designations.
The foregoing voting provisions will not apply with respect to the Series G Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding Series G Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series G Preferred Shares to effect such redemption.
On any item on which the holders of the Series G Preferred Shares are entitled to vote, such holders will be entitled to one vote for each Series G Preferred Share held. As described under “Description of the Series G Depositary Shares—Voting Rights,”, because each Series G Depositary Share represents a 1/1,000th interest in a Series G Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Series G Preferred Shares under those limited circumstances in which holders of the Series G Preferred Shares are entitled to vote. Holders of the Series G Depositary Shares must act through the depositary to exercise any voting rights in respect of the Series G Preferred Shares.
Conversion
Holders will not have the right to convert Series G Preferred Shares into, or exchange Series G Preferred Shares for, any other securities or property of Arch Capital.
Listing of the Series G Preferred Shares
The Series G Preferred Shares are not listed on any exchange. The Series G Depositary Shares are listed on NASDAQ under the symbol “ACGLN.”

DESCRIPTION OF THE SERIES G DEPOSITARY SHARES
General
Each Series G Depositary Share represents a 1/1,000th interest in a Series G Preferred Share and will be evidenced by a depositary receipt. We have deposited the underlying Series G Preferred Shares with the depositary pursuant to a deposit agreement among us, American Stock Transfer & Trust Company, acting as depositary, and the holders from time to time of the depositary receipts (the “Series G Deposit Agreement”). The address of the principal executive office of American Stock Transfer & Trust Company is at 6201 15th Avenue, Brooklyn, New York 11219.
Subject to the terms of the Series G Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of Series G Preferred Shares evidenced by that depositary receipt, to all the rights and preferences of Series G Preferred Shares represented by those Series G Depositary Shares (including any dividend, liquidation, redemption and voting rights). If the Series G Preferred Shares are exchanged for new securities pursuant to the provisions described under “Description of the Series G Preferred Shares—Variation or Exchange,” each Series G Depositary Share will represent the same percentage interest in such new security, and will be evidenced by a depositary receipt.
The Series G Depositary Shares are evidenced by depositary receipts issued pursuant to the Series G Deposit Agreement. Copies of the Series G Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Series G Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Series G Deposit Agreement and related depositary receipts.
Dividends and Other Distributions
Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a Series G Depositary Share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Series G Preferred Shares. The depositary will distribute all cash dividends and other cash distributions received on the Series G Preferred Shares to the holders of record of the Series G Depositary Shares in proportion to the number of Series G Depositary Shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series G Depositary Shares in proportion to the number of Series G Depositary Shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the Series G Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Series G Depositary Shares will be the same as the corresponding record dates for the Series G Preferred Shares.
Subject to any obligation to pay additional amounts as described in “Description of the Series G Preferred Shares—Payment of Additional Amounts,” the amount paid as dividends or otherwise distributable by the depositary with respect to the Series G Depositary Shares or the underlying Series G Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Series G Depositary Shares or the Series G Preferred Shares until such taxes or other governmental charges are paid.
Withdrawal of Series G Preferred Shares
Unless the related Series G Depositary Shares have been previously called for redemption, a holder of Series G Depositary Shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Series G Deposit Agreement and comply with any other requirements of the Series G Deposit Agreement for the number of whole shares of Series G Preferred Shares and any money or other property represented by such holder's depositary receipts. A holder of Series G Depositary Shares who exchanges shares of Series G Preferred Shares will be entitled to receive whole shares of Series G Preferred Shares on the basis set forth herein; partial shares of Series G Preferred Shares will not be issued.

However, holders of whole shares of Series G Preferred Shares will not be entitled to deposit those shares under the Series G Deposit Agreement or to receive Series G Depositary Shares for those shares after the withdrawal. If the Series G Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Series G Depositary Shares that represent the number of whole shares of Series G Preferred Shares to be withdrawn, the depositary will deliver to the holder at the same time new Series G Depositary Shares evidencing the excess number of Series G Depositary Shares.
Redemption
If the Series G Preferred Shares underlying the Series G Depositary Shares are redeemed, in whole or in part, a corresponding number of Series G Depositary Shares will be redeemed with the proceeds received by the depositary from the redemption of the Series G Preferred Shares held by the depositary. The redemption price per Series G Depositary Share will be equal to 1/1,000th of the redemption price per Series G Preferred Share.
Whenever we redeem Series G Preferred Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of Series G Depositary Shares so redeemed. If fewer than all of the outstanding Series G Depositary Shares are redeemed, the depositary will select the Series G Depositary Shares to be redeemed pro rata or by lot or by any other equitable method as may be determined by the depositary or as may be required by the principal national stock exchange on which the Series G Depositary Shares are listed. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series G Preferred Shares and the related Series G Depositary Shares.
Voting Rights
Because each Series G Depositary Share represents a 1/1,000th interest in a Series G Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Series G Preferred Shares under those limited circumstances in which holders of the Series G Preferred Shares are entitled to vote. Holders of the Series G Depositary Shares must act through the depositary to exercise any voting rights in respect of the Series G Preferred Shares. Although each Series G Depositary Shares is entitled to 1/1,000th of a vote, the depositary can vote only whole shares of Series G Preferred Shares. Holders of the Series G Depositary Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series G Preferred Shares—Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series G Preferred Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Series G Depositary Shares relating to the Series G Preferred Shares. Each record holder of the Series G Depositary Shares on the record date, which will be the same date as the record date for the Series G Preferred Shares, may instruct the depositary to vote the number of the Series G Preferred Shares votes represented by the holder’s Series G Depositary Shares. To the extent possible, the depositary will vote the number of the Series G Preferred Shares votes represented by Series G Depositary Shares in accordance with the instructions it receives.
We have agreed to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will refrain from voting the Series G Preferred Shares to the extent it does not receive specific instructions from the holders of any Series G Depositary Shares representing such Series G Preferred Shares.
Conversion
Holders of depositary receipts will not have the right to convert Series G Depositary Shares into, or exchange Series G Depositary Shares for, any other securities or property of Arch Capital.
Amendment and Termination of the Series G Deposit Agreement
The form of depositary receipt evidencing the Series G Depositary Shares and any provision of the Series G Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of Series G Depositary Shares will not be effective unless the amendment has been approved by the record holders of at least the amount of the Series G Depositary Shares then outstanding necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Series G Preferred Shares. Either we or the depositary may terminate the Series G Deposit

Agreement if there has been a final distribution in respect of the Series G Preferred Shares in connection with our liquidation, dissolution or winding up.
Charges of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will pay the fees of the depositary in connection with the initial deposit of the Series G Preferred Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Series G Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series G Preferred Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series G Preferred Shares are paid by their holders.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of Series G Depositary Shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of our Series G Preferred Shares.
Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Series G Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Series G Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Series G Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any Series G Depositary Shares or Series G Preferred Shares unless provided with satisfactory indemnity. We, and the depositary, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series G Preferred Shares for deposit, holders of Series G Depositary Shares, or other persons believed to be competent and on documents believed to be genuine.
Listing of the Series G Depositary Shares
The Series G Depositary Shares are listed on NASDAQ under the symbol “ACGLN.”
Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent
American Stock Transfer & Trust Company is the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series G Depositary Shares.
Book-Entry; Delivery and Form
The Series G Depositary Shares are represented by one or more global securities that have been deposited with and registered in the name of DTC or its nominee. The global securities were issued to DTC, the depository for the Series G Depositary Shares, who keeps a computerized record of its participants whose clients have purchased the Series G Depositary Shares. Each participant keeps a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities are shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.
When you purchase Series G Depositary Shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the Series G Depositary Shares on DTC’s records. You are the beneficial owner and your ownership interest will be recorded only in the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the Series G Depositary Shares. DTC’s records only show the identity of the direct participants and the amount of the Series G Depositary Shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.
We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.
Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.
It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC'’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series G Preferred Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.
Series G Depositary Shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:
•DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or
•we determine not to require all of the Series G Depositary Shares to be represented by global securities.
If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the Series G Depositary Shares at its corporate office.